UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2012 (July 25, 2012)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

1. At a special general meeting (the “Stockholders’ Meeting”) of the stockholders of BioCancell Therapeutics, Inc. (the ”Company”) held on July 25, 2012 at the offices of the Company’s attorneys, the following matters were considered and approved by the stockholders of the Company:

1.	Approval of a private placement of shares of Common Stock of the Company to Clal Biotechnology Industries Ltd.
2.	Approval of compensation for the Chairman of the Board of Directors.

The approval of the proposals required the affirmative votes of holders of the majority of the votes represented at the Stockholders’ Meeting, including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest in the approval of each proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

Of the 21,132,814 shares whose owners were present at the Stockholders’ Meeting and participated in the vote, stockholders holding 21,132,814 shares (100%) voted in favor of the first proposal, and no stockholders voted against. Holders of 461,282 shares abstained. Holders of 6,947,907 of the 6,947,907 shares (100%) that did not have a personal interest in the approval of the first proposal voted in favor. The first proposal was therefore duly approved.

Of the 21,132,814 shares whose owners were present at the Stockholders’ Meeting and participated in the vote, stockholders holding 19,080,930 shares (90.29%) voted in favor of the second proposal, and stockholders holding 2,051,884 shares (9.71% of the shares participating in the vote, and 5.21% of the total voting rights in the Company) voted against. Holders of 461,282 shares abstained. Holders of 4,896,023 of the 6,947,907 shares (70.47%) that did not have a personal interest in the approval of the second proposal voted in favor. The second proposal was therefore duly approved.

2. At a special general meeting (the “Series 3 Meeting”) of the owners of Series 3 warrants of the Company held on July 30, 2012 at the offices of the Company’s attorneys, the owners of Series 3 warrants of the Company approved the reincorporation merger pursuant to which the Company will become a wholly-owned subsidiary of BioCancell Ltd., an Israeli corporation.

Of the 1,077,881 Series 3 warrants whose owners were present at the Series 3 Meeting and participated in the vote, warrantholders holding 1,077,881 Series 3 warrants (100%) voted in favor of the proposal, and no warrantholders voted against or abstained. The affirmative votes of holders of 75% of the warrants represented at the Series 3 Meeting were required for the proposal to be approved, and it was therefore duly approved.

3. At a special general meeting (the “Series 4 Meeting”) of the owners of Series 4 warrants of the Company held on July 30, 2012 at the offices of the Company’s attorneys, the owners of Series 4 warrants of the Company approved the reincorporation merger pursuant to which the Company will become a wholly-owned subsidiary of BioCancell Ltd., an Israeli corporation.

Of the 1,183,430 Series 4 warrants whose owners were present at the Series 4 Meeting and participated in the vote, warrantholders holding 1,183,430 Series 4 warrants (100%) voted in favor of the proposal, and no warrantholders voted against or abstained. The affirmative votes of holders of 75% of the warrants represented at the Series 4 Meeting were required for the proposal to be approved, and it was therefore duly approved.

Item 8.01                      Other Events

Following the approval by the Company stockholders and the owners of Series 3 and Series 4 warrants of the reincorporation merger, pursuant to which the Company will become a wholly-owned subsidiary of BioCancell Ltd. (the “Reincorporation Merger”), the Company announced that it is preparing for the closing of the Reincorporation Merger which is expected in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS INC.

Dated: July 31, 2012	By:	/s/ Jonathan Burgin
Jonathan Burgin
Chief Executive Officer